FORM OF NOTICE OF GUARANTEED DELIVERY

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Susser Holdings, L.L.C.

Susser Finance Corporation

OFFER TO EXCHANGE ALL OUTSTANDING

8.50% SENIOR NOTES DUE 2016

FOR NEWLY ISSUED

8.50% SENIOR NOTES DUE 2016

That Have Been Registered Under

the Securities Act of 1933

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding 8.50% Senior Notes due 2016 (the “Original Notes”) of Susser Holdings, L.L.C. (the “Company”), Susser Finance Corporation (“Finance Co.,” and together with the Company, the “Issuers”), and Applied Petroleum Technologies, Ltd., APT Management Company, L.L.C., C&G Investments, LLC, Corpus Christi Reimco, LLC, GoPetro Transport LLC, Stripes Acquisition LLC, Stripes Holdings LLC, Stripes LLC, Susser Financial Services LLC, Susser Holdings Corporation, Susser Petroleum Company LLC, T&C Wholesale, Inc., TCFS Holdings, Inc. and Town & Country Food Stores, Inc. (the “Guarantors”) who wish to tender their Original Notes in exchange for a like principal amount of newly issued 8.50% Senior Notes due 2016 of the Issuers registered under the Securities Act of 1933, as amended (the “Registered Notes”) pursuant to the exchange offer described in the Prospectus, dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), if the holder’s Original Notes are not immediately available or if such holder cannot deliver its Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, N.A. (the “Exchange Agent”) prior to 8:00 a.m., New York City time, on,                     , 2010, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Procedures for Tendering” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Registered, Certified Mail or Regular Mail:	By Overnight Courier:	By Hand Delivery:

MAC N9303-121 P.O. Box 1517 Minneapolis, Minnesota 55480	MAC N9303-121 6th & Marquette Avenue Minneapolis, Minnesota 55479	608 2nd Avenue South Northstar East Building - 12th Floor
Minneapolis, Minnesota

By Facsimile Transmission: (612) 667-6282 Attention: Corporate Trust Operations

Confirmed by Telephone: (800)344-5128

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuers the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Original Notes (Please print)	Certificate Number(s) for Original Notes Tendered	Principal Amount of Original Notes Tendered

PLEASE SIGN HERE

X	X
X	X
X	X
Signature(s) of Holder(s)	Date

Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

☐	The Depository Trust Company

(Check if Original Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NASDAQ Global Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm
(Authorized Signature)

Address:		Title:

Name:
	(Zip Code)		(Please Type or Print)

Area Code and Telephone No.

Date:

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.